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                                  EXHIBIT 21
                          SUBSIDIARIES OF REGISTRANT


     Name                                           State of Incorporation
     ----                                           ----------------------

Mid Penn Bank                                      Commonwealth of Pennsylvania

Mid Penn Investment Corp.                          Delaware